As filed with the Securities and Exchange Commission on October 21, 2009.
Registration No. 333-88291

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DPH Holdings Corp.

(Exact name of Registrant as specified in its charter)

Delaware	38-3430473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5725 Delphi Drive
Troy, Michigan 48098

(Address of Registrant’s principal executive offices)
DELPHI AUTOMOTIVE SYSTEMS
DEFERRED COMPENSATION PLAN FOR EXECUTIVE EMPLOYEES

(Full title of the plan)

John C. Brooks
President, Secretary and Treasurer
DPH Holdings Corp.
5725 Delphi Drive, Troy, Michigan 48098
(248) 813-2143
(Name, address and telephone number of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

PART II
SIGNATURES

EXPLANATORY STATEMENT
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-88291 (the “Registration Statement”), is being filed to deregister certain securities identified as Deferred Compensation Obligations (the “Securities”), which are unsecured obligations of Delphi Corporation (the “Registrant”) to pay deferred compensation in accordance with the terms of the Delphi Automotive Systems Deferred Compensation Plan for Executive Employees (the “Plan”). The Plan was terminated on March 1, 2004. Holders were paid the previously determined amounts in cash in accordance with the terms of the Plan, and on April 30, 2004 all Securities outstanding were cancelled. On October 6, 2009, the Registrant’s plan of reorganization, as confirmed by the United States Bankruptcy Court for the Southern District of New York on July 30, 2009, became effective and the Registrant emerged from bankruptcy as DPH Holdings Corp., a Delaware corporation. The Registration Statement registered $15,000,000 of such Securities pursuant to the Plan and the Registration Statement is hereby amended to deregister any remaining unissued Securities.

PART II
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on October 21, 2009.

DPH HOLDINGS CORP.
(Registrant)
By:	/s/ John C. Brooks
John C. Brooks
President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 21, 2009 by the following persons in the capacities indicated.

/s/ John C. Brooks	President, Secretary, Treasurer and Sole Director
John C. Brooks

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